Exhibit 4.7

SUPPLEMENTAL INDENTURE

dated as of February 28, 2007

among

HEALTH MANAGEMENT ASSOCIATES, INC.,

The Guarantors Party Hereto

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

6.125% Senior Notes due 2016

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of February 28, 2007, between Health Management Associates, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into the Indenture, dated as of April 21, 2006 (the “Indenture”), relating to the Company’s 6.125% Senior Notes due 2016 (the “Notes”);

WHEREAS, the Company is entering into a credit facility pursuant to a Credit Agreement dated as of February 16, 2007 among itself, as borrower, Bank of America, N.A., as administrative agent, letter of credit issuer and swingline lender, Wachovia Bank, National Association, as syndication agent, Citibank, N.A., JPMorgan Chase Bank, N.A., and SunTrust Bank, as co-documentation agents, the other lenders party thereto, Banc of America Securities LLC, as sole lead arranger and joint book manager, and Wachovia Capital Markets, LLC, as joint book manager, and pursuant to the terms thereof certain subsidiaries will be required to guarantee the obligations of the Borrower thereunder; and

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause any Subsidiary required to issue a guaranty in favor of the lenders under any credit facility of the Company ranking equally with the Notes to issue a Subsidiary Guaranty and the Company and the Trustee are entering into this Supplemental Indenture for such purpose.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Pursuant to and in satisfaction of the requirements of Section 3.12 of the Indenture, the Guaranty attached hereto as Exhibit A (the “Guaranty”) is being executed and delivered by the Subsidiaries named therein as Guarantors (the “Subsidiary Guarantors”) and the Trustee hereby accepts such Guaranty.

Section 3. This Supplemental Indenture shall become effective on the date hereof when the following conditions are met:

(a) The Trustee shall have received, in accordance with the terms of the Indenture, an Opinion of Counsel dated as of the date hereof stating that in the opinion of such counsel the execution of this Supplemental Indenture is authorized or permitted by the Indenture;

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(b) The Trustee and the Company shall have received duly executed counterparts hereof signed by the parties hereto; and

(c) The Trustee shall have received all the documents the Trustee may reasonably request relating to the existence of the Subsidiary Guarantors, the corporate authority for and the validity of the Guaranty and any other matters relevant hereto.

Section 4. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 5. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 6. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 7. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

HEALTH MANAGEMENT ASSOCIATES, INC., as Issuer

By:	\s\ Timothy R. Parry
	Name:	Timothy R. Parry
	Title:	Senior Vice President, General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	\s\ Michael C. Daly
	Name:	Michael C. Daly
	Title:	Assistant Vice President

EXHIBIT A

GUARANTY

[Continued on next page]

GUARANTY

GUARANTY AGREEMENT (this “Agreement”) dated as of February 28, 2007, among the subsidiary guarantors listed on Schedule I (collectively, the “Subsidiary Guarantors”) and any other Person (as defined in the Credit Agreement) which may become a Subsidiary Guarantor hereunder pursuant to a duly executed joinder agreement in the form attached as Exhibit A hereto (each an “Additional Subsidiary Guarantor”, and together with the Subsidiary Guarantors, the “Guarantors” and each, a “Guarantor”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

Reference is made to that certain Credit Agreement dated as of February 16, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Health Management Associates, Inc., a Delaware corporation (the “Borrower”), the lenders or other financial institutions or entities from time to time parties thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer, Wachovia Bank, National Association, as Syndication Agent, and Citibank, N.A., JPMorgan Chase Bank, N.A., and SunTrust Bank, as Co-Documentation Agents.

Capitalized terms used and not defined herein are used with the meanings assigned to such terms in the Credit Agreement.

The Lenders have agreed to make Loans to the Borrower, and the L/C Issuer has agreed to issue Letters of Credit for the account of the Borrower, in each case pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each Subsidiary Guarantor is a Subsidiary of the Borrower and acknowledges that it has derived and will derive substantial benefit from the making of the Loans by the Lenders to the Borrower and the issuance of the Letters of Credit by the L/C Issuer for the account of the Borrower. As consideration therefor and in order to induce the Lenders to make Loans and the L/C Issuer to issue Letters of Credit, each Guarantor is willing to execute this Agreement.

The Borrower and U.S. Bank National Association, as trustee (the “Trustee”) have entered into an Indenture, dated as of April 21, 2006 (the “Existing Notes Indenture”), relating to the Borrower’s 6.125% Senior Notes due 2016 (the “Existing Notes”). As a condition to the Trustee entering into the Existing Notes Indenture and the purchase of the Existing Notes by the holders thereof, the Borrower agreed pursuant to the Existing Notes Indenture to cause any Subsidiary required to issue a guaranty in favor of the lenders under any credit facility of the Borrower ranking equally with the Existing Notes (including the Credit Agreement) to issue a guaranty of the Existing Notes and the other obligations of the Borrower under the Existing Notes Indenture.

Accordingly, the parties hereto agree as follows:

SECTION 1. Guarantee.

(a) Each Guarantor unconditionally guarantees, jointly with any other Guarantors of the Obligations under the Credit Agreement (the “Credit Agreement Obligations”) and other Loan Documents and severally, as a primary obligor and not merely as a surety, the due and punctual payment of the Credit Agreement Obligations. Each Guarantor waives notice of, or any requirement for further assent to, any agreements or arrangements whatsoever by the Secured Parties with any other person pertaining to the Credit Agreement Obligations, including agreements and arrangements for payment, extension, renewal, subordination, composition, arrangement, discharge or release of the whole or any part of the Credit Agreement Obligations, or for the discharge or surrender of any or all security, or for the compromise, whether by way of acceptance of part payment or otherwise, and the same shall in no way impair each Guarantor’s liability hereunder.

(b) Each Guarantor unconditionally guarantees, jointly with any other Guarantors the full and punctual payment (whether at stated maturity, upon redemption, purchase pursuant to an offer to purchase or acceleration, or otherwise) of the principal of, premium, if any, an interest on, and all other amounts payable by the Borrower under the Existing Notes Indenture (the “Existing Notes Obligations”) and severally, as a primary obligor and not merely as a surety, the due and punctual payment of the Obligations. Each Guarantor waives notice of, or any requirement for further assent to, any agreements or arrangements whatsoever by the Secured Parties with any other person pertaining to the Obligations, including agreements and arrangements for payment, extension, renewal, subordination, composition, arrangement, discharge or release of the whole or any part of the Obligations, or for the discharge or surrender of any or all security, or for the compromise, whether by way of acceptance of part payment or otherwise, and the same shall in no way impair each Guarantor’s liability hereunder.

SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other person of any of the Credit Agreement Obligations and Existing Notes Obligations (collectively, the “Obligations”), and also waives notice of acceptance of its guarantee, notice of protest for nonpayment and all other formalities. To the fullest extent permitted by applicable law, the Guaranty of each Guarantor hereunder shall not be affected by (a) the failure of any Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any Guarantor under the provisions of the Credit Agreement, any other Loan Document the Existing Notes, the Existing Notes Indenture or otherwise; (b) any extension, renewal or increase of or in any of the Secured Obligations; (c) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Agreement, the Credit Agreement, any other Loan Document, the Existing Notes Indenture, any guarantee or any other agreement or instrument, including with respect to any Guarantor under the Loan Documents; (d) the release of (or the failure to perfect a security interest in) any of the security held by or on behalf of the Administrative Agent or any other Secured Party; or (e) the failure or delay of any Secured Party to exercise any right or remedy against the Borrower or any Guarantor of the Obligations.

SECTION 3. Security. Each Guarantor authorizes the Administrative Agent to (a) take and hold security for the payment of this Guaranty and the Obligations and exchange, enforce, waive and release any such security pursuant to the terms of the Credit Agreement and Existing Notes Indenture; (b) apply such security and direct the order or manner of sale thereof as it in its sole discretion may determine subject to the terms of the Credit Agreement and Existing Notes Indenture; and (c) release or substitute any one or more endorsees, other Guarantors or other obligors pursuant to the terms of the Credit Agreement and the Existing Notes Indenture. In no event shall this Section 3 require any Guarantor to grant security, except as required by the terms of the Credit Agreement, any other Loan Document, the Existing Notes Indenture and the Existing Notes.

SECTION 4. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Borrower or any other person.

SECTION 5. No Discharge or Diminishment of Guaranty. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense (other than a defense of payment) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under the Credit Agreement, the Existing Notes, the Existing Notes Indenture or any other Loan Document, any guarantee or any other agreement or instrument, by any amendment, waiver or modification of any provision of the Credit Agreement, the Existing Notes Indenture or any other Loan Document or other agreement or instrument, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act, omission or delay to do any other act that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations) or which would impair or eliminate any right of any Guarantor to subrogation.

SECTION 6. Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of the unenforceability of the Obligations or any part thereof from any cause or the cessation from any cause of the liability (other than the final and indefeasible payment in full in cash of the Obligations) of the Borrower or any other person. Subject to the terms of the Credit Agreement, any other Loan Document, the Existing Notes Indenture or the Existing Notes, the Administrative Agent may, at its election, foreclose on any security held by one it by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Guarantor or exercise any other right or remedy available to it against the Borrower or any other Guarantor, without affecting or impairing in any way the liability of each Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to and to the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of each Guarantor against the Borrower or any other Guarantor or any security.

SECTION 7. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against each Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent or such other Secured Party as designated thereby in cash an amount equal to the unpaid principal amount of such Obligations then due, together with accrued and unpaid interest and fees on such Obligations. Upon payment by each Guarantor of any sums to the Administrative Agent or any Secured Party as provided above, all rights of each Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of the Borrower or any Subsidiary now or hereafter held by each Guarantor that is required by the Credit Agreement, any other Loan Document, the Existing Notes Indenture and the Existing Notes to be subordinated to the Obligations is hereby subordinated in right of payment to the prior payment in full of the Obligations. If any amount shall be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness at any time when any Obligation then due and owing has not been paid, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement, any other Loan Document, the Existing Notes Indenture and the Existing Notes.

SECTION 8. General Limitation on Guarantee Obligations. In any action or proceeding involving any Subsidiary state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Agreement would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Agreement, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by any Guarantor, any creditor or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

SECTION 9. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs hereunder and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 10. Covenant; Representations and Warranties. Each Guarantor agrees and covenants to, and to cause its Subsidiary to, take, or refrain from taking, each action that is necessary to be taken or not taken, so that no breach of the agreements and covenants contained in the Credit Agreement pertaining to actions to be taken, or not taken, by such Guarantor or its Subsidiary will result. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct, provided that each reference in any such representation and warranty to the knowledge of the Borrower shall, for the purposes of this Section 10, be deemed to be a reference to Guarantor’s knowledge.

SECTION 11. Termination. The Guaranties made hereunder shall terminate when (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on all Loans; (ii) each payment required to be made under the Credit Agreement in respect of any Letter of Credit; and (iii) all other Obligations then due and owing, have in each case been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the L/C Obligations have been reduced to zero and the L/C Issuer has no further obligation to issue Letters of Credit under the Credit Agreement; provided that any such Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment, or any part thereof, on any Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of the Borrower, the Guarantors or otherwise; provided further that, notwithstanding the satisfaction of the foregoing clauses (i) through (iii), the Guaranties of the Existing Notes Obligations shall not terminate if a payment default under the Existing Notes Indenture shall have occurred and be continuing.

SECTION 12. Binding Effect; Several Agreement; Assignments; Releases. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each

Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to each Guarantor when a counterpart hereof executed on behalf of each Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon each Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of each Guarantor, the Administrative Agent and the other Secured Parties, and their respective successors and assigns, except that neither the Borrower, nor the Guarantors shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void) without the prior written consent of the Required Lenders. The Administrative Agent is hereby expressly authorized to, and agrees upon request of the Borrower it will, release any Guarantor from its obligations hereunder (including its Guaranty) in the event that (i) all the Equity Interests, or all or substantially all of the assets, of such Guarantor shall be sold, transferred or otherwise disposed of to a person other than the Borrower or any of its Subsidiaries in a transaction permitted by the Credit Agreement or (ii) the Guarantor is designated as a Joint Venture Subsidiary and the Guaranty may be released in accordance therewith pursuant to the Credit Agreement; provided that the Guaranty with respect to the Credit Agreement shall only be released upon the simultaneous release of the Guaranty of the Existing Notes Indenture.

SECTION 13. Waivers; Amendment. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the other Secured Parties under the Credit Agreement, any other Loan Document, the Existing Notes Indenture and the Existing Notes are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the Administrative Agent (with the consent of the Lenders if required under the Credit Agreement).

SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 15. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.02 of the Credit Agreement and Section 1.05 of the Existing Notes Indenture. All communications and notices hereunder to each Guarantor shall be given to it at its respective address set forth in Schedule II with a copy to the Borrower.

SECTION 16. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Borrower and the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement, the Credit Agreement, any other Loan Document, the Existing Notes Indenture or the Existing Notes shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the L/C Issuer regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or Existing Note or any other fee or amount payable under this Agreement, the Credit Agreement, any other Loan Document, the Existing Notes Indenture or the Existing Notes is outstanding and unpaid or the Commitments have not been terminated.

(b) In the event any one or more of the provisions contained in this Agreement, the Credit Agreement, any other Loan Document, the Existing Notes Indenture or the Existing Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 17. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 12. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 18. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

SECTION 19. Jurisdiction; Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Credit Agreement, any other Loan Document, the Existing Notes Indenture or the Existing Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement, the Credit Agreement, any other Loan Document, the Existing Notes Indenture or the Existing Notes against each Guarantor or its properties in the courts of any jurisdiction.

(b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Credit Agreement, any other Loan Document, the Existing Notes Indenture or the Existing Notes in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 20. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.

SECTION 21. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Secured Party to or for the credit or the account of each Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement, the Credit Agreement, any other Loan Document, the Existing Notes Indenture and the Existing Notes held by such Secured Party, irrespective of whether or not the Administrative Agent or any Secured Party shall have made any demand under this Agreement, the Credit Agreement, any other Loan Document, the Existing Notes Indenture or the Existing Notes and although such obligations may be unmatured. The rights of each Secured Party under this Section 21 are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

Amory HMA, Inc.
Anniston HMA, Inc.
Bartow HMA, Inc.
Biloxi H.M.A., Inc.
Brandon HMA, Inc.
Carlisle HMA, Inc.
Chester HMA, Inc.
Citrus HMA, Inc.
Clarksdale HMA, Inc.
Durant H.M.A., Inc.
Durant HMA Surgical Center, Inc.
Gaffney H.M.A., Inc.
Haines City HMA, Inc.
Hamlet H.M.A., Inc.
Harrison HMA, Inc.
Hartsville HMA, Inc.
Health Management Associates, Inc. (organized in Kentucky)
Paintsville Hospital Company
Hernando HMA, Inc.
HMA Fentress County General Hospital, Inc.
HMA Santa Rosa Medical Center, Inc.
Hospital Management Associates, Inc.
Jackson HMA, Inc.
Kennett HMA, Inc.
Key West HMA, Inc.
Lancaster HMA, Inc.
Lebanon HMA, Inc.
Lehigh HMA, Inc.
Louisburg H.M.A., Inc.
Madison HMA, Inc.
Marathon H.M.A., Inc.
Meridian HMA, Inc.
Midwest City H.M.A., Inc.
Monroe HMA, Inc.
Mooresville Hospital Management Associates, Inc.
Naples HMA, Inc.
Natchez Community Hospital, Inc.
Norton HMA, Inc.
Pasco HMA, Inc.
Peace River HMA Nursing Center, Inc.
Pennington Gap HMA, Inc.
Poplar Bluff Regional Medical Center, Inc.
Port Charlotte HMA, Inc.

Punta Gorda HMA, Inc.
River Oaks Hospital, Inc.
ROH, Inc.
River Oaks Management Company, Inc.
Rose City HMA, Inc. Sebastian Hospital, Inc.
Sebring Hospital Management Associates, Inc.
Statesboro HMA, Inc.
Statesville HMA, Inc.
Tullahoma HMA, Inc.
Venice HMA, Inc.
Winder HMA, Inc.
Yakima HMA, Inc. as Guarantors,

By:	/s/ Timothy R. Parry
	Name:	Timothy R. Parry
	Title:	Senior Vice President and Secretary

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kevin L. Ahart
	Name:	Kevin L. Ahart
	Title:	Assistant Vice President

EXHIBIT A

to the Guaranty

[Form of]

JOINDER AGREEMENT

Reference is made to that certain Credit Agreement dated as of February 16, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Health Management Associates, Inc., a Delaware corporation (the “Borrower”), the lenders or other financial institutions or entities from time to time parties thereto (the “Lenders”), Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer, Wachovia Bank, National Association, as Syndication Agent, and Citibank, N.A., JPMorgan Chase Bank, N.A., and SunTrust Bank, as Co-Documentation Agents. Capitalized terms used and not defined herein are used with the meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Subsidiary Guarantors, any other Person (as defined in the Credit Agreement) which may become a Guarantor thereunder pursuant to a duly executed joinder agreement in the form attached as Exhibit A thereto (each a “Guarantor”, collectively, the “Guarantors”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement) are parties to the Guaranty Agreement (the “Guaranty”) dated as of February 28, 2007.

WHEREAS, the Lenders have agreed to make Loans to the Borrower, and the L/C Issuer has agreed to issue Letters of Credit for the account of the Borrower, in each case pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.

WHEREAS, each Subsidiary Guarantor is a Subsidiary of the Borrower and acknowledges that it has derived and will derive substantial benefit from the making of the Loans by the Lenders to the Borrower and the issuance of the Letters of Credit by the L/C Issuer for the account of the Borrower.

WHEREAS, pursuant to Section 6.13(a) of the Credit Agreement, each Subsidiary that was not in existence on the date of the Credit Agreement is required to become a Guarantor under the Agreement by executing a joinder agreement.

WHEREAS, the undersigned Subsidiary (the “New Guarantor”) is executing this joinder agreement (“Joinder Agreement”) to the Guaranty in order to induce the Lenders to make [Incremental Term Loans][additional Revolving Loans] and as consideration for the Loans previously made.

NOW, THEREFORE, the Administrative Agent and the New Guarantor hereby agree as follows:

(a) Guarantee. In accordance with Section 6.13(a) of the Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor.

(b) Representations and Warranties. The New Guarantor hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it and its subsidiaries as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof. Each reference to a Guarantor in the Guaranty shall be deemed to include the New Guarantor.

(c) Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d) Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Joinder Agreement.

(e) No Waiver. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

(f) Notices. All notices, requests and demands to or upon the New Guarantor, any Agent or any Lender shall be governed by the terms of Section 10.02 of the Credit Agreement.

(g) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

[NEW GUARANTOR]

By:
Name:
Title:

Address for Notices:

BANK OF AMERICA, N.A. , as Administrative Agent

By:
Name:
Title:

SCHEDULE I

to the Guaranty

SUBSIDIARY GUARANTORS

1.	Amory HMA, Inc.
2.	Anniston HMA, Inc.
3.	Bartow HMA, Inc.
4.	Biloxi H.M.A., Inc.
5.	Brandon HMA, Inc.
6.	Carlisle HMA, Inc.
7.	Chester HMA, Inc.
8.	Citrus HMA, Inc.
9.	Clarksdale HMA, Inc.
10.	Durant H.M.A., Inc.
11.	Durant HMA Surgical Center, Inc.
12.	Gaffney H.M.A., Inc.
13.	Haines City HMA, Inc.
14.	Hamlet H.M.A., Inc.
15.	Harrison HMA, Inc.
16.	Hartsville HMA, Inc.
17.	Health Management Associates, Inc. (KY)
18.	Hernando HMA, Inc.
19.	HMA Fentress County General Hospital, Inc.
20.	HMA Santa Rosa Medical Center, Inc.
21.	Hospital Management Associates, Inc.
22.	Jackson HMA, Inc.
23.	Kennett HMA, Inc.
24.	Key West HMA, Inc.
25.	Lancaster HMA, Inc.
26.	Lebanon HMA, Inc.
27.	Lehigh HMA, Inc.
28.	Louisburg H.M.A., Inc.
29.	Madison HMA, Inc.
30.	Marathon H.M.A., Inc.
31.	Meridian HMA, Inc.
32.	Midwest City H.M.A., Inc.
33.	Monroe HMA, Inc.
34.	Mooresville Hospital Management Associates, Inc.
35.	Naples HMA, Inc.
36.	Natchez Community Hospital, Inc.
37.	Norton HMA, Inc.
38.	Paintsville Hospital Company
39.	Pasco HMA, Inc.
40.	Peace River HMA Nursing Center, Inc.
41.	Pennington Gap HMA, Inc.
42.	Poplar Bluff Regional Medical Center, Inc.
43.	Port Charlotte HMA, Inc.

44.	Punta Gorda HMA, Inc.
45.	River Oaks Hospital, Inc.
46.	ROH, Inc.
47.	River Oaks Management Company, Inc.
48.	Rose City HMA, Inc.
49.	Sebastian Hospital, Inc.
50.	Sebring Hospital Management Associates, Inc.
51.	Statesboro HMA, Inc.
52.	Statesville HMA, Inc.
53.	Tullahoma HMA, Inc.
54.	Venice HMA, Inc.
55.	Winder HMA, Inc.
56.	Yakima HMA, Inc.

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SCHEDULE II

to the Guaranty

NOTICES

Legal Name	Address
Amory HMA, Inc.	1105 Earl Frye Boulevard Amory, MS 38821

Anniston HMA, Inc.	301 E. 18th Street Anniston, AL 36201

Bartow HMA, Inc.	2200 Osprey Boulevard, P.O. Box 1050 Bartow, FL 33831

Biloxi H.M.A., Inc.	150 Reynoir Street Biloxi, MS 39530

Brandon HMA, Inc.	350 Crossgates Boulevard Brandon, MS 39042

Carlisle HMA, Inc.	361 Alexander Spring Road Carlisle, PA 17015

Chester HMA, Inc.	One Medical Park Drive Chester, SC 29706

Citrus HMA, Inc.	6201 Suncoast Boulevard Crystal River, FL 34428

Clarksdale HMA, Inc.	1970 Hospital Drive P.O. Box 1218 Clarksdale, MS 38614

Durant H.M.A., Inc.	1800 University Boulevard P.O. Box 1207 Durant, OK 74701

Durant HMA Surgical Center, Inc.	1800 University Boulevard P.O. Box 1207 Durant, OK 74701

Gaffney H.M.A., Inc.	1530 N. Limestone Street Gaffney, SC 29340

Haines City HMA, Inc.	40100 Highway 27 Davenport, FL 33837

Legal Name	Address
Hamlet H.M.A., Inc.	1000 West Hamlet Avenue Hamlet, NC 28345

Harrison HMA, Inc.	180 DeBuys Road Biloxi, MS 39531

Hartsville HMA, Inc.	1304 W. Bobo Newsom Highway Hartsville, SC 29550

Health Management Associates, Inc. (KY)	5811 Pelican Bay Boulevard, Suite 500 Naples, FL 34108

Hernando HMA, Inc.	55 Ponce Deleon Blvd Brooksville FL 34601-3200

17240 Cortez Boulevard P.O. Box 37 (zip 34605) Brooksville, FL 34601

10461 Quality Drive Spring Hill, FL 34609

HMA Fentress County General Hospital, Inc.	436 Central Avenue P.O. Box 1500 Jamestown, TN 38556

HMA Santa Rosa Medical Center, Inc.	6002 Berryhill Road Milton, FL 32570

Hospital Management Associates, Inc.	5801 Pelican Bay Boulevard, Suite 500 Naples, FL 34108

Jackson HMA, Inc.	1850 Chadwick Drive Jackson, MS 39204

Kennett HMA, Inc.	1301 First Street Kennett, MO 63857

Key West HMA, Inc.	5900 College Road Key West, FL 33040

Lancaster HMA, Inc.	1500 Highlands Drive Lititz, PA 17543

Lebanon HMA, Inc.	1411 W. Baddour Parkway Lebanon, TN 37087

S-II-2

Legal Name	Address
Lehigh HMA, Inc.	1500 Lee Boulevard Lehigh Acres, FL 33936

Louisburg H.M.A., Inc.	100 Hospital Drive P.O. Box 609 Louisburg, NC 27549

Madison HMA, Inc.	1421 East Peace Street P.O. Box 1607 Canton, MS 39046

Marathon H.M.A., Inc.	3301 Overseas Highway P.O. Box 68 Marathon, FL 33050

Meridian HMA, Inc.	1102 Constitution Avenue P.O. Box 1810 (zip 39302) Meridian, MS 39301

Midwest City H.M.A., Inc.	2825 Parklawn Drive Midwest City, OK 73110

Monroe HMA, Inc.	330 Alcovy Street P.O. Box 1346 Monroe, GA 30655

Mooresville Hospital Management Associates, Inc.	171 Fairview Road P.O. Box 3250 Mooresville, NC 28117

Naples HMA, Inc.	5811 Pelican Bay Blvd, Suite 500 Naples FL 34108

6101 Pine Ridge Road Naples, FL 34119

8300 Collier Boulevard Naples, FL 34114

Natchez Community Hospital, Inc.	129 Jefferson Davis Boulevard P.O. Box 1203 Natchez, MS 39120

Norton HMA, Inc.	3rd Street NE Norton, VA 24273

S-II-3

Legal Name	Address
Paintsville Hospital Company	625 James S. Trimble Boulevard P.O. box 1848 Paintsville, KY 41240

Pasco HMA, Inc.	13100 Fort King Road Dade City, FL 33525

Peace River HMA Nursing Center, Inc.	2370 Harbor Boulevard Port Charlotte, FL 33952

Pennington Gap HMA, Inc.	West Morgan Avenue P.O. Box 70 Pennington Gap, VA 24277

Poplar Bluff Regional Medical Center, Inc.	2620 N. Westwood Boulevard Poplar Bluff, MO 63901 621 W. Pine Street Poplar Bluff, MO 63901

Port Charlotte HMA, Inc.	2500 Harbor Boulevard Port Charlotte, FL 33952

Punta Gorda HMA, Inc.	809 E. Marion Avenue Punta Gorda, FL 33950

River Oaks Hospital, Inc.	1030 River Oaks Drive P.O. Box 5100 (zip 39296) Jackson, MS 39232

River Oaks Management Company, Inc.	1030 River Oaks Drive P.O. Box 5100 (zip 39296) Jackson, MS 39232

ROH, Inc.	1026 N. Flowood Drive P.O. Box 4546 (zip 39296) Jackson, MS 39232

Rose City HMA, Inc.	250 College Avenue P.O. Box 3434 (zip 17604) Lancaster, PA 17603

Sebastian Hospital, Inc.	13695 US Highway 1 P.O. Box 780838 Sebastian, FL 32958

S-II-4

Legal Name	Address
Sebring Hospital Management Associates, Inc.	3600 S. Highlands Avenue P.O. Drawer 2066 Sebring, FL 33870

Statesboro HMA, Inc.	1499 Fair Road Statesboro, GA 30458

Statesville HMA, Inc.	218 Old Mocksville Road P.O. Box 1823 (zip 28687) Statesville, NC 28625

Tullahoma HMA, Inc.	1801 N. Jackson Street Tullahoma, TN 37388

Venice HMA, Inc.	540 The Rialto Venice, FL 34285

Winder HMA, Inc.	316 N. Broad Street P.O. Box 688 Winder, GA 30680

Yakima HMA, Inc.	503 West 4th Toppenish, WA 98948 110 S. 9th Avenue Yakima, WA 98902

with a copy to:

Health Management Associates, Inc.

5811 Pelican Bay Blvd., Suite 500

Naples, FL 34108-2710

Attention: Timothy R. Parry, Senior Vice President, General Counsel and Secretary

Facsimile: 239-594-7368

S-II-5